Exhibit 99.1

Media Contact:	Investor Relations Contact:
Nicole Pack	Carolyn Bass
Horn Group	Market Street Partners
415.905.4035	415-445-3232
npack@horngroup.com	ir@taleo.com
Taleo’s Record Results for the Fourth Quarter Cap
Exceptional Year in 2007
- 2007 Revenues Grow 32% Year-over-Year —
- Record Profits Achieved in 2007 -
Dublin, Calif., — February 6, 2008 — Taleo (NASDAQ: TLEO), the leading provider of on demand talent management solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2007. Taleo achieved numerous milestones in 2007 establishing new records for revenues, profits, application backlog, cash flows, and number of new Enterprise and SMB customers. Taleo also introduced ground-breaking new products, increased penetration of the SMB market and expanded business internationally, making 2007 the strongest year in the company’s history.
Business Highlights Include
•	Record revenues of $128.0 million for 2007, an increase of 32% year-over-year.

•	Quarterly record revenues of $34.5 million for the fourth quarter of 2007, an increase of 30% over the fourth quarter of 2006.

•	Record number of new enterprise customers during the fourth quarter of 2007, with 26 new Taleo Enterprise Edition™ customers.

•	Customer base grew to over 1,500 customers, including 37 of the Fortune 100 and over 1,200 Taleo Business Edition™ customers.

•	Application backlog increased to approximately $200 million exiting 2007, increasing over 40% compared to last year.

•	GAAP net income of $3.9 million for the year 2007. Non-GAAP net income of $13.5 million for the year 2007.

•	Cash flow from operations of over $30.1 million for the year ended 2007.
“Our strong performance in the fourth quarter of 2007 provided the perfect finish to a record year for Taleo,” stated Michael Gregoire, president and CEO of Taleo. “2007 was a tremendous year for the company. I am extremely proud of our business execution and financial achievement over the course of the year. We continue to realize strong customer demand illustrated by our expanding market share, strong organic growth, record customer acquisition, and improved business fundamentals.”

Fourth Quarter Business Highlights
•	Signed a record number of 26 new Taleo Enterprise customers including Analog Devices Inc., Atlanta Public Schools, Canada Revenue Agency, Florida Power & Light Company, Hess Corporation, Kindred Healthcare, NCO Group Inc., Pride International, Raymond James Financial Inc. and Reckitt Benckiser Group.

•	International revenue was 11% of total revenues for the quarter. New international customers include: PricewaterhouseCoopers France, Reed Elsevier PLC in Europe, and Melco PBL Entertainment in Hong Kong.

•	Signed 8 deals with a first year contract value over $250 thousand, equaling Taleo’s largest quarterly total ever.

•	Signed 167 new Taleo Business Edition customers including Mervyns, Sears Canada, Iovation and United Cerebral Palsy.

•	Announced partnership with Paychex to offer small and mid-sized businesses an integrated, best-in-class HR solution.

•	Formed strategic partnership with AIRS to launch Taleo TalentReach CRM and sourcing solution.

•	Processed more than 300,000 hires from over 6.8 million applicants.
2007 Business Highlights
•	Signed 795 new customers, including 78 new Taleo Enterprise Edition customers, and 717 new Taleo Business Edition customers, bringing Taleo’s customer base to over 1,500 organizations around the world.

•	Taleo now serves 37 of the Fortune 100, and 108 of the Fortune 500 companies.

•	The company developed Taleo Performance™, combining goals management, performance reviews, succession planning and career management with Taleo’s industry-leading, on demand talent management platform, and deployed it in limited availability to Freeport-McMoran Copper & Gold Inc. and TeleTech Holdings.

•	Taleo released Taleo Enterprise Edition 7.5 featuring new career site capabilities, and web 2.0 technologies that improve talent management processes for recruiters, hiring managers, and job candidates at large enterprises.

•	The company launched a new business unit focused on small and mid-sized businesses.

•	Taleo built and delivered a Taleo Business Edition application on the Facebook® Platform to allow Taleo Business Edition customers to source passive candidates through their trusted networks.

•	Taleo strengthened its position within the retail industry with the acquisition of WetFeet, Inc.

•	Taleo acquired intellectual property of JobFlash, Inc., a leader in on demand, hourly, volume hiring with multilingual telephone interactive voice response (IVR) solutions, and interview scheduling applications.

•	Taleo processed over 1.2 million hires from over 25 million applicants in over 190 countries and territories around the world.
“Going forward, we are well positioned for the market opportunities that lie ahead. In 2007, Taleo laid the groundwork for our unified talent management strategy, which in 2008 will result in companies being able to leverage our industry leading platform that unifies enterprise recruiting and performance management. We believe that our innovative solutions, our continued global expansion efforts, and our penetration into new market segments and verticals will drive significant momentum to our business,” concluded Gregoire.
Taleo delivered the following results for the fourth quarter and year ended December 31, 2007:

•	Revenue: Total revenue for the fourth quarter was $34.5 million, representing an increase of 30% on a year-over-year basis. Recurring application revenue for the fourth quarter was $28.4 million, an increase of 31% on a year-over-year basis. For the year ended December 31, 2007, total revenue was $128.0 million, an increase of 32%, while recurring application revenue was $105.0 million, an increase of 33% over the prior year.

•	Net Income / (Loss) and Income / (Loss) Per Share to Common Stockholders: Net income in accordance with accounting principles generally accepted in the United States, or GAAP, was $2.5 million for the fourth quarter, compared to net income of $551,000 for the same period last year. For the year ended December 31, 2007, net income was $3.9 million compared to a net loss of $(2.6) million for the year ended December 31, 2006. Net income per fully diluted share was $0.13 for the year ended December 31, 2007 based on 28.8 million weighted average shares outstanding compared to net loss per fully diluted share of $(0.13) for the year ended December 31, 2006 based on 20.0 million weighted average shares outstanding. Net income for the fourth quarter and year ended December 31, 2007 includes share-based compensation expense of $1.9 million and $6.7 million, respectively, pursuant to the adoption on January 1, 2006 of Financial Accounting Standards Board (FASB) Statement No. 123R, “Share-Based Payment” (SFAS 123R), which requires companies to expense the fair value of employee stock options and similar stock based compensation awards. Net income per fully diluted share was $0.08 for the fourth quarter of 2007 based on 29.5 million weighted average shares outstanding compared to net income per fully diluted share of $0.02 for the same period in 2006 based on 25.8 million weighted average shares outstanding.

•	Non-GAAP Net Income and Non-GAAP Income Per Share to Common Stockholders: Non-GAAP net income, which excludes restructuring costs and other charges, loss on disposal of fixed assets, share-based compensation expense pursuant to SFAS 123(R), amortization of acquired intangibles, and non-cash income tax and tax valuation adjustments, was $4.2 million for the fourth quarter of 2007, compared to $1.5 million in the same period last year. Non-GAAP net income per fully diluted share was $0.14 for the fourth quarter of 2007 based on 29.5 million weighted average shares outstanding compared to non-GAAP net income per fully diluted share of $0.06 for the same period in 2006 based on 25.8 million weighted average shares outstanding. For the year ended December 31, 2007, non-GAAP net income was $13.5 million, compared to non-GAAP net income of $2.9 million for the year ended December 31, 2006. Non-GAAP net income per fully diluted share was $0.47 for the year ended December 31, 2007 based on 28.8 million weighted average shares outstanding compared to non-GAAP net income per fully diluted share of $0.11 for the year ended December 31, 2006 based on 25.6 million weighted average shares outstanding.
Conference Call Details
In conjunction with this announcement, Taleo will host a conference call today at 2:00 p.m. PST to discuss the company’s fourth quarter and full year 2007 financial results. To access this call, dial 866-713-8566 (international number: 617-597-5325) using passcode 80539468. A replay of this conference call will be available through February 13, 2008 at 888-286-8010 (international number: 617-801-6888). The replay passcode is 84776504. A live webcast of this conference call will be available on the “Investor Relations” page of the company’s Web site, (www.taleo.com) and a replay will be archived on the Web site as well.
About Taleo
Taleo (NASDAQ: TLEO) is the leader in on demand unified talent management solutions that empower organizations of all sizes, around the world to assess, acquire, develop and align their workforce for improved business performance. More than 1,500 organizations use Taleo, including 37 of the Fortune 100, for talent acquisition and performance management, with over 1 million users hiring 3.2 million employees from 78 million candidates in more than 190 countries and territories. Taleo’s talent management platform runs on a world-class infrastructure and offers 99.9% availability.

Forward-looking Statements
This release contains forward-looking statements, including statements regarding customer demand, market opportunities and the momentum of Taleo’s business. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including difficulties acquiring and renewing customers; failure to develop new software products or enhance and support existing products; weakening global economic conditions; and the failure to prevent breaches of security. Further information on potential factors that could affect actual results is included in Part I, Item 1A of Taleo’s Annual Report on Form 10-K, as filed with the SEC on March 16, 2007, in Part II, Item 1A of Taleo Quarterly Report on Form 10-Q, as filed with the SEC on November 9, 2007, and in other reports filed by Taleo with the SEC.
Non-GAAP Financial Measures
Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and non-GAAP net income per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude restructuring costs and other charges, loss on disposal of fixed assets, share-based compensation expense pursuant to SFAS 123(R), amortization of acquired intangibles, and non-cash income tax and tax valuation adjustments.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$86,135	$58,785
Restricted cash	288	2,722
Accounts receivable	30,255	25,952
Prepaid expenses and other current assets	5,912	3,657
Investment credit receivable	4,734	4,395

Total current assets	127,324	95,511

Property and equipment, net	23,178	12,928
Restricted cash	838	1,048
Other assets	2,147	1,448
Goodwill	9,785	6,028
Other intangibles, net	1,404	457

Total assets	$164,676	$117,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$20,623	18,708
Customer deposits	4	80
Deferred revenue	36,748	18,547
Capital lease obligation, short-term	38	381

Total current liabilities	57,413	37,716

Customer deposits and long-term deferred revenue	273	360
Other liabilities	4,535	1,101
Capital lease obligation, long-term	16	17
Class B redeemable common stock	—	—

Total liabilities	62,237	39,194

Exchangeable share obligation	331	796

Stockholders’ equity:
Capital stock	—	—
Additional paid-in capital	151,593	133,610
Accumulated deficit	(51,387)	(56,329)
Treasury stock	(195)	(158)
Accumulated other comprehensive income	2,097	307

Total stockholders’ equity	102,108	77,430

Total liabilities and stockholders’ equity	$164,676	$117,420

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)
(Unaudited)

	Three Months Year Ended		Twelve Months Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue:
Application	$28,412	$21,616	$105,092	$79,137
Consulting	6,114	4,908	22,849	17,906

Total revenue	34,526	26,524	127,941	97,043

Cost of revenue (note 1):
Application	6,614	4,922	22,459	18,485
Amortization of acquired intangibles	36	84	143	832

Total cost of application revenue	6,650	5,006	22,602	19,317
Consulting	4,768	3,168	18,026	12,785

Total cost of revenue	11,418	8,174	40,628	32,102

Gross profit	23,108	18,350	87,313	64,941

Operating expenses (note 1):
Sales and marketing	9,979	7,819	36,916	29,482
Research and development	6,466	5,031	22,981	19,475
General and administrative	5,591	5,547	23,734	21,113
Restructuring cost and other charges	—	(12)	—	414

Total operating expenses	22,036	18,385	83,631	70,484

Income / (loss) from operations	1,072	(35)	3,682	(5,543)

Other income / (expense):
Interest income	939	659	3,045	2,891
Interest expense	(66)	(40)	(137)	(107)

Total other income	873	619	2,908	2,784

Income / (loss) before provision / (benefit) for income tax	1,945	584	6,590	(2,759)

Provision / (benefit) for income taxes	(550)	33	2,707	(131)

Net income / (loss) attributable to Class A common stockholders	$2,495	$551	$3,883	$(2,628)

Net income / (loss) per share attributable to Class A common stockholders — basic	$0.10	$0.03	$0.16	$(0.13)

Net income / (loss) per share attributable to Class A common stockholders — diluted	$0.08	$0.02	$0.13	$(0.13)

Weighted average Class A common shares — basic	25,084	21,667	24,116	20,031

Weighted average Class A common shares — diluted	29,541	25,848	28,777	20,031

NOTES

1.	Includes share-based compensation expense pursuant to SFAS 123(R)

Application COS	$110	$49	$347	$192
Service COS	111	63	448	222

COS Subtotal	221	112	795	414

Sales & Marketing Operating Cost	515	298	1,748	1,048
R&D Operating Cost	326	200	1,162	694
G&A Operating Cost	872	499	3,025	2,348

SG&A Subtotal	1,713	997	5,935	4,090

Total share-based compensation expense	$1,934	$1,109	$6,730	$4,504

Taleo Corporation
Condensed Consolidated Statements of Operations (Continued)
(All amounts in thousands except per share data)
(Unaudited)
Reconciliation of GAAP net income / (loss) and non-GAAP net income:

	Three Months Year Ended		Twelve Months Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
GAAP net income / (loss) reported above	$2,495	$551	$3,883	$(2,628)
Add back:
Restructuring cost and other charges	—	(12)		414
Loss on disposal of fixed assets	—	—	—	181
Share-based compensation expense (SFAS 123(R))	1,934	1,109	6,730	4,504
Amortization of acquired intangibles	109	84	366	832
Non-cash income tax and tax valuation adjustments	(352)	(184)	2,547	(367)

	1,691	997	9,643	5,564

Non-GAAP net income	$4,186	$1,548	$13,526	$2,936

Non-GAAP net income per share
Basic	$0.17	$0.07	$0.56	$0.15

Diluted	$0.14	$0.06	$0.47	$0.11

Reconciliation of basic and fully diluted share count:

Basic	25,084	21,667	24,116	20,031

Add: Weighted Average — Class B common stock	688	1,874	1,108	3,140
Weighted Average — warrants & options	3,769	2,307	3,553	2,475

Diluted	29,541	25,848	28,777	25,646

Taleo Corporation
Consolidated Statement of Cash Flows
(all amounts in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net income / (loss)	$3,883	$(2,628)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization	6,934	4,789
Loss on disposal of fixed assets	13	390
Tenant inducements from landlord	—	1,063
Amortization of tenant inducements	(223)	(266)
Stock-based compensation expense	6,730	4,504
Director fees settled with stock	248	82
Bad debt expense	(69)	254
Interest earned on restricted cash	1	2
Changes in working capital accounts:
Accounts receivable	(3,685)	(11,134)
Prepaid expenses and other assets	(1,500)	(1,793)
Investment credit receivable	446	563
Accounts payable and accrued liabilities	37	5,808
Deferred revenues and customer deposits	17,326	7,628

Net cash provided by operating activities	30,141	9,262

Cash flows from investing activities:
Acquisition of property and equipment	(13,152)	(10,335)
Restricted cash — decrease (increase)	2,664	(1,724)
Acquisition of businesses	(3,301)	—

Net cash used in investing activities	(13,789)	(12,059)

Cash flows from financing activities:
Principal payments on capital lease obligations	(357)	(583)
Proceeds from stock options and warrants exercised	10,457	2,971

Net cash provided by financing activities	10,100	2,388

Effect of exchange rate changes on cash and cash equivalents	898	(152)

Increase in cash and cash equivalents	27,350	(561)
Cash and cash equivalents:
Beginning of period	58,785	59,346

End of period	$86,135	$58,785

Supplemental cash flow disclosures:
Cash paid for interest	$9	$41

Cash paid for income taxes	$305	$—

Supplemental disclosure of non-cash financing and investing activities:
Property and equipment purchases included in accounts payable and accrued liabilities	$3,492	$586
Contingent shares issuable	$—	$(81)
Contingent shares issued	$—	$162
Class B common stock exchanged for Class A common stock	$23,667	$961
Treasury stock issued to employees under ESPP	$608	$—
Treasury stock acquired to settle payroll taxes	$645	$158